UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

September 22, 2024

Date of Report (date of earliest event reported)

UpHealth, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-38924	83-3838045
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification Number)

14000 S. Military Trail, Suite 203
Delray Beach, FL 33484
(Address of principal executive offices, including zip code)

(888) 424-3646

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e 4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
None.	N/A	N/A

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 8.01	Other Events.

As previously disclosed by UpHealth, Inc. (the “Company”) in its Current Report on Form 8-K filed with the U.S. Securities and Exchange Commission (the “SEC”) on September 19, 2023, on September 19, 2023, UpHealth Holdings, Inc., a wholly-owned subsidiary of the Company (“UpHealth Holdings”), filed a voluntary petition for relief under Chapter 11 of the U.S. Bankruptcy Code in the United States Bankruptcy Court for the District of Delaware (the “Bankruptcy Court”). Furthermore, as previously disclosed by the Company, on October 20, 2023, two of UpHealth Holdings’ wholly-owned subsidiaries, Thrasys, Inc. (“Thrasys”) and Behavioral Health Services, LLC (“BHS”), and each of the subsidiaries of Thrasys and BHS (such subsidiaries, collectively with UpHealth Holdings, Thrasys and BHS, being referred to individually herein and collectively as the “Debtors”), filed voluntary petitions for relief under Chapter 11 of the U.S. Bankruptcy Code in the Bankruptcy Court. The Chapter 11 cases of the Debtors are being jointly administered under the caption In re UpHealth Holdings, Inc., Case No. 23-11476 (Bankr. D. Del.) (the “Bankruptcy Case”), for procedural purposes only.

Furthermore, as previously disclosed by the Company in its Current Report on Form 8-K filed with the SEC on May 20, 2024, through ongoing discussions with its key economic stakeholders, including a group of certain of the beneficial holders of the Company’s Variable Rate Convertible Senior Secured Notes due 2025 (the “2025 Notes”) and the Official Committee of Unsecured Creditors in the Bankruptcy Case (collectively, the “Consultation Parties”), UpHealth Holdings has determined that the sale of UpHealth Holdings’ equity interest in its wholly-owned non-debtor subsidiary TTC Healthcare, Inc. (“TTC”) may be appropriate to maximize value to the UpHealth Holdings’ estate because a sale of the equity interests in TTC may provide funding necessary for UpHealth Holdings to consummate a Chapter 11 plan and successfully exit its Chapter 11 case. In furtherance of the anticipated sales process, UpHealth Holdings selected, after consulting with the Consultation Parties, an investment banker, Stout Capital, LLC (“Stout”), to assist in a marketing and sale process to identify a party ready, willing and able to consummate a transaction, with the engagement of Stout approved by the Bankruptcy Court. In addition, as previously disclosed by the Company, UpHealth Holdings anticipates that it will pursue confirmation of a liquidating plan (including seeking approval of a related disclosure statement) alongside of the sale process.

On June 26, 2024, the Bankruptcy Court approved UpHealth Holdings’ employment of Stout to provide financial and investment banking services in connection with a sale of UpHealth Holdings’ equity interests in TTC. Furthermore, on July 17, 2024, UpHealth Holdings filed a motion before the Bankruptcy Court (the “Initial Bid Procedures Motion”) to approve procedures applicable to the sale of its equity interests in TTC and authorize the sale to the successful bidder of such equity interests free and clear of all liens, claims, encumbrances and other interests. On August 6, 2024, the Bankruptcy Court entered an order (the “Bidding Procedures Order”) granting the Initial Bid Procedures Motion and approving the proposed bidding procedures, pursuant to which UpHealth Holdings was authorized to designate a stalking horse bidder by September 10, 2024 (including by offering bid protections), by filing a supplement to the Initial Bid Procedures Motion. Furthermore, under the Bidding Procedures Order, the deadline for interested parties to submit a bid was September 12, 2024. Consistent with the Bidding Procedures Order, notice of the sale of TTC and auction process was provided to all creditors, including the Consultation Parties, and other required notice parties.

Since filing the Initial Bid Procedures Motion, UpHealth Holdings, with the assistance of Stout, has solicited bids pursuant to the Bidding Procedures Order by engaging in a marketing and sale process to identify a party ready, willing and able to consummate a transaction for the sale of TTC. On September 20, 2024, as a result of this process and following extensive negotiations, and after conferring with Stout and its other professionals and the Consultation Parties, and in light of the status of the sale process, UpHealth Holdings entered into a non-binding letter of intent (the “Commitment Letter”) for the sale by UpHealth Holdings of its 100% equity interest in TTC, free and clear of all liens, claims and encumbrances, to an entity newly formed by Martin Beck, who previously served as the Chief Executive Officer of the Company until his resignation on July 10, 2024, and Freedom 3 Capital (such entity, the “Purchaser”), based on the belief of UpHealth Holdings that the Commitment Letter represents the best method currently available of maximizing the value for the TTC Interests. Furthermore, in accordance with the terms of the Commitment Letter, on September 22, 2024, UpHealth Holdings filed with the Bankruptcy Court pursuant to the Bidding Procedures Order a supplement to the Initial Bid Procedures Motion (the “Supplement”, and together with the Initial Bid Procedures Motion, the “Bid Procedures Motion”), to request the entry of an order authorizing UpHealth Holdings to enter into and perform under the Commitment Letter, including all of the binding provisions thereof, and requesting related relief. A hearing to decide this matter has been scheduled by the Bankruptcy Court for October 9, 2024, and the entry into, and performance of, the Commitment Letter by UpHealth Holdings remain subject to approval by the Bankruptcy Court.

The Commitment Letter provides a purchase price for TTC of $11.0 million (assuming that TTC is debt-free, cash-free and has working capital consistent with the business having been operating in the ordinary course since the last audit, and that no material undisclosed liabilities are uncovered in diligence), with such amount to be payable in cash at closing of the sale. The transaction contemplated by the Commitment Letter is subject to the completion of confirmatory legal diligence and the negotiation by the parties of the definitive stock purchase agreement for the transaction (the “SPA”), which are expected to be completed within three and four weeks, respectively, from the date of execution of the Commitment Letter. The parties have agreed, subject to approval by the Bankruptcy Court, to a four-week exclusivity period commencing on the date of execution of the Commitment Letter and ending on and including October 18, 2024 (the “Exclusivity Period”), during which time UpHealth Holdings and TTC have agreed that they will not, and UpHealth Holdings will cause their affiliates and representatives not to: (i) discuss, negotiate, participate in, propose, authorize, enter into or consummate any agreement for, or (ii) solicit, continue or conduct any discussions, inquiries or negotiations or otherwise knowingly facilitate any submission of proposals or offers in respect of, a similar alternative transaction involving equity interests in, or material assets of, TTC.

The Commitment Letter also provides for certain bid protections in favor of the Purchaser which will require the approval of the Bankruptcy Court, including that, upon the earlier of the execution of the SPA or the filing of the SPA with the Bankruptcy Court, the Purchaser shall be entitled to receive a $750,000 break-up fee and an additional $500,000 of expense reimbursement (the “Bid Protections”), and that the Commitment Letter is conditioned upon the approval by the Bankruptcy Court of such Bid Protections. In addition, if any of the exclusivity provisions of the Commitment Letter or the Bid Protections are amended, modified or rejected by the Bankruptcy Court, the Purchaser will be entitled in its sole discretion to terminate all discussions regarding the contemplated transaction. Furthermore, if prior to the execution of the SPA, if the Purchaser is willing, ready and able to enter into the SPA on substantially the terms set forth in the Commitment Letter (which shall include a purchase price of $11.0 million (assuming debt free, cash free, working capital consistent with the business having been operated in the ordinary course since the last audit, and no material undisclosed liabilities being uncovered in diligence) payable in cash at closing) but UpHealth Holdings is not, then UpHealth Holdings shall reimburse the Purchaser’s reasonable and documented legal expenses incurred up to such time in pursuit of the purchase of TTC promptly upon demand by the Purchaser. Also, if UpHealth Holdings breaches the exclusivity provisions of the Commitment Letter prior to the execution of the SPA, then the Purchaser may terminate all discussions regarding the purchase of TTC at its sole discretion, and UpHealth Holdings shall pay the Purchaser a sum equal to (i) the Purchaser’s reasonable and documented legal expenses incurred up to such time in pursuit of the Transactions, plus (ii) $750,000, in cash, promptly upon demand by the Purchaser.

The foregoing summary of the Supplement and the Commitment Letter (a copy of which is included in the Supplement as Exhibit B thereto) is not complete and is qualified in its entirety by reference to the full text of the Supplement and the Commitment Letter, which are included as Exhibit 99.1 to this Current Report and are incorporated herein by reference.

Forward-Looking Statements

This Current Report contains forward-looking statements within the meaning of U.S. federal securities laws. Such forward-looking statements include, but are not limited to, a potential sale by UpHealth Holdings of its equity interests in TTC, applications and motions to the Bankruptcy Court to approve procedures applicable to the sale of the equity interests in TTC and to authorize such sale pursuant to the Commitment Letter, and confirmation of a potential liquidating plan and approval of a related disclosure statement, including payments to the creditors of UpHealth Holdings and dividends to the Company. Any statements contained herein that are not statements of historical fact may be deemed to be forward-looking statements. In addition, any statements that refer to projections, forecasts, or other characterizations of future events or circumstances, including any underlying assumptions, are forward-looking statements. The words “anticipate,” “believe,” “continue,” “could,” “estimate,” “expect,” “intends,” “may,” “might,” “plan,” “possible,” “potential,” “predict,” “project,” “should,” “would” and similar expressions may identify forward-looking statements, but the absence of these words does not mean that a statement is not forward-looking. The forward-looking statements contained in this Current Report on Form 8-K are based on certain assumptions and analyses made by the management of the Company considering their respective experience and perception of historical trends, current conditions, and expected future developments and their potential effects on the Company as well as other factors they believe are appropriate in the circumstances. There can be no assurance that future developments affecting the Company or its subsidiaries, including UpHealth Holdings and TTC, will be those anticipated. These forward-looking statements involve a number of risks, uncertainties (some of which are beyond the control of the parties), or other assumptions that may cause actual results or performance to be materially different from those expressed or implied by these forward-looking statements, including whether the Bankruptcy Court will grant the motions which UpHealth Holdings has filed or anticipates filing with the Bankruptcy Court, the ability of UpHealth Holdings to be successful in running a sales process of its equity interests in TTC, whether any bid that is submitted is of sufficient value to enable UpHealth Holdings to achieve its goal of value maximization and enable its goal to provide payment in full to creditors at UpHealth Holdings and, potentially, a dividend to the Company, and other risks disclosed by the Company in its filings with the SEC. Should one or more of these risks or uncertainties materialize or should any of the assumptions being made prove incorrect, actual results may vary in material respects from those projected in these forward-looking statements. The Company undertakes no obligation to update or revise any forward-looking statements, whether because of new information, future events, or otherwise, except as may be required under applicable securities laws.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description

99.1	Supplement to Initial Bid Procedures Motion, filed by UpHealth Holdings with the Bankruptcy Court on September 22, 2024.

104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: September 27, 2024		UPHEALTH, INC.

	By:	/s/ Jay W. Jennings
	Name:	Jay W. Jennings
	Title:	Acting Chief Executive Officer